================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                [APPLIED LOGO]

                               ONE APPLIED PLAZA
                             CLEVELAND, OHIO 44115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of the Shareholders of Applied Industrial Technologies, Inc. will be held at The Forum Conference and Education Center, One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio, on Tuesday, October 21, 1997, at 1:30 p.m., local time, for the purpose of considering and acting on the following:

     1. Election of four (4) persons to be directors of Class I for a term of three (3) years.

     2. Amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, without par value, from 30,000,000 to 50,000,000.

     3. Amendment of the Code of Regulations to delete a provision fixing the time of day at which the Annual Meeting of Shareholders is to be held.

     4. Amendment of the 1990 Long-Term Performance Plan to continue to qualify certain awards thereunder as "performance-based" compensation under
        Section 162(m) of the Internal Revenue Code.

     5. Ratification of the appointment by management of independent auditors for the fiscal year ending June 30, 1998.

     6. Transaction of such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed August 29, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting. The transfer books will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

     By order of the Board of Directors.

                                               ROBERT C. STINSON
                                                Secretary

September   , 1997

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                [APPLIED LOGO]

                                PROXY STATEMENT
                               ------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Applied Industrial Technologies, Inc., One Applied Plaza, Cleveland, Ohio 44115 ("Applied") for use at Applied's Annual Meeting of Shareholders to be held at 1:30 p.m., local time, on Tuesday, October 21, 1997, at The Forum Conference and Education Center, One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio.

     Applied will bear the cost of solicitation of proxies. This statement and the accompanying proxy will be sent to shareholders by mail on or about September , 1997. Applied will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding these instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to Applied shares. In addition to using the mail, directors, officers and other Applied employees, acting on its behalf, may also solicit proxies, and Georgeson & Company Inc. has been retained, at an estimated cost of $6,500 plus expenses, to aid in the solicitation of proxies from brokers and institutional holders. Proxies may be solicited personally, by telephone, telegram, facsimile and other means.

     Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of revocation to Applied's Secretary in writing or in open meeting. Presence at the meeting does not in and of itself revoke a proxy.

                             VOTING AT THE MEETING

     Only shareholders of record at the close of business on August 29, 1997 will be entitled to vote at the meeting. As of the record date there were
outstanding           shares of Applied Common Stock, without par value. On
September 15, 1997, a three-for-two stock split was paid to shareholders of record as of August 29, 1997. Because the number of shares to be voted at the meeting is determined on a pre-split basis, share totals and per share prices shown in this statement do not give effect to the stock split.

     Each share is entitled to one vote. Abstentions and broker non-votes are counted in determining the votes present at a meeting. An abstention or a broker non-vote has the practical effect of a vote against a proposal, as each abstention or broker non-vote is one less vote in favor of the proposal.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. At the Annual Meeting, directors of Class I are to be elected for a term of three years expiring in 2000. The properly nominated candidates receiving the greatest number of votes for the positions to be filled shall be elected to those positions. The persons presently serving as directors of Class II for a term expiring in 1998 and as directors of Class III for a term expiring in 1999 will continue in office.

     The nominees for directors of Class I are John C. Dannemiller, J. Michael Moore, John C. Robinson and Dr. Jerry Sue Thornton. Messrs. Dannemiller and Robinson and Dr. Thornton presently serve as directors of Applied and were elected to their positions at an annual meeting of the shareholders. The proxies named in the accompanying proxy intend to vote for the election of the four nominees unless authority is withheld. If any of the nominees should be unable or unwilling to serve as a director, the proxies reserve full discretion to vote for such other person or persons as may be nominated at the meeting and/or to vote to reduce the number of directors to ten. Management is not aware of any existing circumstances that would cause any of the nominees to be unwilling or unable to serve as directors.

     Certain information concerning the nominees and the directors continuing in office is given below. Unless otherwise stated, the nominees and directors have held the positions indicated for the last five years.

          NAME AND YEAR                                          INFORMATION ABOUT
          FIRST ELECTED                                             NOMINEES AND
            A DIRECTOR                                               DIRECTORS
----------------------------------          ------------------------------------------------------------
               NOMINEES FOR ELECTION AS DIRECTORS OF CLASS I FOR A TERM EXPIRING IN 2000
John C. Dannemiller(a)(b)                   Mr. Dannemiller is Chairman (since January 1992), Chief
      1985                                  Executive Officer (since January 1992) and President (since
                                            October 1996) of Applied. He is 59 years of age and also
                                            serves as a director of The Lamson & Sessions Co. and Star
                                            Banc Corporation.
J. Michael Moore                            Mr. Moore is President (since July 1997) of Oak Grove
                                            Consulting Group, Inc. He was Chairman (from 1989 to July
                                            1997) and Chief Executive Officer (from 1981 to July 1997)
                                            of INVETECH Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber
                                            products and specialty maintenance and repair products
                                            manufactured by others. INVETECH Company was acquired by
                                            Applied in July 1997. Pursuant to the Plan and Agreement of
                                            Merger dated April 29, 1997, whereby Applied agreed to
                                            acquire INVETECH Company, Applied also agreed to recommend to the Director Nominating Committee of its Board of
                                            Directors that Mr. Moore be nominated for election as a
                                            director at this meeting. Mr. Moore is 54 years of age.
John C. Robinson(a)                         Mr. Robinson is Vice Chairman of Applied (since October
      1991                                  1996). He has also served as President (from January 1992 to
                                            October 1996). He is 55 years of age.
Dr. Jerry Sue Thornton(d)(e)                Dr. Thornton is President of Cuyahoga Community College, the
      1994                                  largest community college in Ohio with 22,000 students and
                                            77 career and technical programs. She is 50 years of age.

                  PERSONS SERVING AS DIRECTORS OF CLASS II FOR A TERM EXPIRING IN 1998
William G. Bares(b)(c)(e)                   Mr. Bares is Chairman (since April 1996), President (since
      1986                                  1982) and Chief Executive Officer (since January 1996) of
                                            The Lubrizol Corporation, a specialty chemical company.
                                            Lubrizol specializes in products created through the
                                            application of advanced chemical, mechanical and biological technologies for use in specialty additive systems for
                                            gasoline and diesel engine oils, automatic transmission
                                            fluids, gear oils, marine and tractor lubricants, and
                                            specialty products for industrial fluids, fuel additives and process chemicals. He was Chief Operating Officer (from 1987 to December 1995) and has served as a director of Lubrizol since 1981. He is 56 years of age and also serves as a
                                            director of Oglebay Norton Company and KeyCorp.
Dr. Roger D. Blackwell                      Dr. Blackwell is a Professor of Marketing at the Ohio State
      1996                                  University College of Business and President of Blackwell
                                            Associates, Inc., a consulting firm in Columbus, Ohio. He is
                                            57 years of age and also serves as a director of Abercrombie
                                            & Fitch, Inc., Airnet Systems, Inc., Checkpoint Systems,
                                            Inc., Cheryl & Co., Inc., Intimate Brands, Inc., Max &
                                            Erma's Restaurants, Inc. and Worthington Foods, Inc., and as
                                            a trustee of The Flex-funds.

          NAME AND YEAR                                          INFORMATION ABOUT
          FIRST ELECTED                                             NOMINEES AND
            A DIRECTOR                                               DIRECTORS
----------------------------------          ------------------------------------------------------------
Russel B. Every(c)(d)                       Mr. Every has been a business consultant since his
      1986                                  retirement as Chairman of The Lamson & Sessions Co. in 1989.
                                            He served as a director of The Lamson & Sessions Co. from
                                            1979 to April 1995. The Lamson & Sessions Co. is a supplier of a variety of fabricated and machined metal components and parts for use by original equipment manufacturers princi-
                                            pally in the transportation equipment industry. Its Carlon
                                            Division is a leading domestic producer of thermoplastic
                                            conduit, ducts, fittings, enclosures and accessories used
                                            principally in electrical applications. He is 72 years of
                                            age.

John J. Kahl(b)(d)                          Mr. Kahl is Chairman and Chief Executive Officer of Manco,
      1992                                  Inc., a manufacturer of pressure sensitive tapes for
                                            household and automotive repair, including Duck(R) Brand
                                            Tapes, mailing and shipping supplies for both home and
                                            office under the CareMail(R) brand, weatherstripping and
                                            related home energy products for the "do-it-yourselfer" and labels for both home and office. He is 56 years of age and also serves as a director of Royal Appliance Mfg. Co.

                 PERSONS SERVING AS DIRECTORS OF CLASS III FOR A TERM EXPIRING IN 1999

William E. Butler(b)(c)                     Mr. Butler was Chairman, from January 1992 until his retire-
      1987                                  ment in December 1995, of Eaton Corporation, a global manu-
                                            facturer of highly engineered products which serve vehicle, industrial, construction, commercial, aerospace and marine markets. Principal products include truck transmissions and axles, engine components, hydraulic products, electrical
                                            power distribution and control equipment, ion implanters and a wide variety of controls. He was Chief Executive Officer
                                            (from 1991 to September 1995), and served as a director of that company from 1989 until his retirement. He is 66 years of age and also serves as a director of Borg-Warner Automo-
                                            tive, Inc., Ferro Corporation, The Goodyear Tire & Rubber
                                            Co., Pitney Bowes, Inc. and Zurn Industries, Inc.

Russell R. Gifford(d)(e)                    Mr. Gifford was President of CNG Energy Services Corp., a
      1992                                  subsidiary of Consolidated Natural Gas Company, from Sep-
                                            tember 1994 until his retirement in January 1997. CNG En-
                                            ergy Services Corp. is an unregulated energy services
                                            marketing company. He was also President and Chief Execu-
                                            tive Officer (from 1989 to September 1994) of The East Ohio
                                            Gas Company, the largest distribution subsidiary of Consoli-
                                            dated Natural Gas Company. Mr. Gifford is 58 years of age
                                            and serves as a trustee of First Union Real Estate Equity
                                            and Mortgage Investments.

L. Thomas Hiltz(a)(b)(c)(e)                 Mr. Hiltz is an attorney in Covington, Kentucky and is one
      1981                                  of five trustees of the H.C.S. Foundation, a charitable
                                            trust which has sole voting and dispositive power with
                                            respect to 553,500 shares of Applied Common Stock (without giving effect to the three-for-two stock split paid on
                                            September 15, 1997). He is 51 years of age.

---------------

(a) Member of the Executive Committee.

(b) Member of the Director Nominating Committee.

(c) Member of the Executive Organization & Compensation Committee.

(d) Member of the Audit Committee.

(e) Member of the Corporate Governance Committee.

      BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

     The following table shows the beneficial ownership of Applied Common Stock, as of June 30, 1997, by (i) each person known by Applied to own beneficially more than 5% of the outstanding shares of Applied Common Stock, (ii) all current directors and nominees, (iii) each executive officer named in the Summary Compensation Table on page 7 and (iv) all current directors, nominees and executive officers as a group.

                                                     COMMON SHARES
                                                   BENEFICIALLY OWNED
                                                      ON JUNE 30,         PERCENT OF
            NAME OF BENEFICIAL OWNER                    1997(1)            CLASS(2)
-------------------------------------------------  ------------------     ----------
The Capital Group Companies, Inc.
  333 South Hope Street
  Los Angeles, California 90071..................         890,000(3)          7.2%
The Prudential Insurance Company
  of America
  Three Gateway Center
  Newark, New Jersey 07102-4077..................         737,125(4)          5.9%
William G. Bares.................................          14,311(5)
Dr. Roger D. Blackwell...........................           6,410(6)
William E. Butler................................           1,350
John C. Dannemiller..............................         210,055(7)          1.7%
Russel B. Every..................................          14,605
Russell R. Gifford...............................           3,978(8)
L. Thomas Hiltz..................................         571,572(9)          4.6%
John J. Kahl.....................................          15,013
Francis A. Martins...............................          26,075(10)
J. Michael Moore.................................               0(11)
John C. Robinson.................................         109,215(7)
Robert C. Stinson................................          53,198(7)
Dr. Jerry Sue Thornton...........................           1,339
John R. Whitten..................................          52,850(7)
All current directors, nominees and executive
  officers as a group (17 individuals)...........       1,117,563(12)         8.5%

---------------

 (1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership may be disclaimed for other purposes. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the number of shares indicated. The number of shares listed as beneficially owned does not give effect to the three-for-two stock split paid on September 15, 1997.

 (2) Percent of class is not indicated if less than 1%.

 (3) The Capital Group Companies, Inc. filed a Schedule 13G dated February 12, 1997 indicating it has sole voting power for 275,950 shares and sole dispositive power for 890,000 shares.

 (4) By letter dated August 4, 1997, The Prudential Insurance Company of America confirmed that at June 30, 1997 it had sole voting and dispositive power for 294,000 shares, and shared voting and dispositive power for 443,125 shares.

 (5) Includes 1,500 shares owned by Mr. Bares' wife, who has sole voting and dispositive power.

 (6) Includes 150 shares owned by Dr. Blackwell's wife, who has sole voting and dispositive power.

 (7) Includes shares that could be acquired within 60 days after June 30, 1997, pursuant to the exercise of stock options as follows: Mr.
     Dannemiller -- 82,050; Mr. Robinson -- 41,589; Mr. Stinson -- 23,576; and Mr. Whitten -- 23,276.

 (8) Includes 100 shares owned by Mr. Gifford's wife, who has sole voting and dispositive power.

 (9) Includes 553,500 shares held by the H.C.S. Foundation, a charitable trust of which L. Thomas Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation dated December 20, 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

(10) Includes 375 shares owned by Mr. Martins' son, who has sole voting and dispositive power.

(11) In connection with Applied's acquisition of INVETECH Company on July 31, 1997, J. Michael Moore acquired beneficial ownership of 387,308 shares.

(12) Includes 171,241 shares that could be acquired within 60 days after June 30, 1997, pursuant to the exercise of stock options. In determining the percentage of share ownership, the 171,241 stock option shares are added to both the denominator and the numerator, pursuant to Instruction 1 to Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION

     The following table summarizes compensation earned during the fiscal years ended June 30, 1997, 1996 and 1995, by those persons who were, during the fiscal year ended June 30, 1997, the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.

                                                                        LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION                AWARDS
                                                                        --------------------------
                                              ---------------------       RESTRICTED       NUMBER       ALL OTHER
             NAME AND                                       BONUS       STOCK AWARD(S)       OF        COMPENSATION
        PRINCIPAL POSITION           YEAR      SALARY        (1)             (2)           OPTIONS         (3)
----------------------------------   -----    --------     --------     --------------     -------     ------------
John C. Dannemiller                   1997    $470,050     $297,821        $      0             0        $ 22,058
  Chairman, Chief Executive           1996     439,167      435,960               0             0          42,057
  Officer & President                 1995     411,117      451,153         952,500             0          42,168

John C. Robinson                      1997     310,300      140,309               0             0          19,259
  Vice Chairman                       1996     303,533      241,444               0             0          27,308
                                      1995     283,333      241,027         476,250             0          21,651

John R. Whitten                       1997     197,665      115,565               0             0          14,970
  Vice President --                   1996     186,830      131,680               0             0          16,520
  Finance & Treasurer                 1995     175,667      117,429         238,125             0          11,379

Robert C. Stinson                     1997     191,200      113,069               0             0          15,129
  Vice President --                   1996     179,067      131,572               0             0          16,789
  Administration,                     1995     165,000      132,874         238,125             0          12,189
  Human Resources,
  General Counsel &
  Secretary

Francis A. Martins                    1997     189,653       74,642               0             0           8,570
  Vice President --                   1996     170,640      126,903               0             0           9,937
  Sales & Field Operations            1995     158,000      114,704         238,125             0          14,111

---------------

(1) Amounts reported in this column are earnings pursuant to the annual Management Incentive Plan, described in the Execution Organization & Compensation Committee Report on pages 9 and 10. Pursuant to the Deferred Compensation Plan, described on pages 14 and 15, the following named executive officers deferred, and had invested in Applied Common Stock in August 1997, the corresponding percentages of their earnings under the 1997 Management Incentive Plan: Mr. Dannemiller, 50%; Mr. Robinson, 64%; Mr. Whitten, 50%; Mr. Stinson, 50%; and Mr. Martins, 20%.

(2) Amounts reported in this column represent Performance-Accelerated Restricted Stock awards ("PARS") under the 1990 Long-Term Performance Plan described in the Executive Organization & Compensation Committee Report on pages 10 and 11, valued at the closing market price of Applied Common Stock on the dates of grant. Dividends are paid on PARS at the same rate paid to all shareholders. At June 30, 1997, the persons listed above held the following number of unvested PARS (without giving effect to the three-for-two stock split paid on September 15, 1997), valued at the closing market price of Common Stock on that date: Mr. Dannemiller, 22,500 shares, $810,000; Mr. Robinson, 11,250 shares, $405,000; Mr. Whitten, 5,625 shares, $202,500; Mr.
    Stinson, 5,625 shares, $202,500; and Mr. Martins, 5,625 shares, $202,500.
    These PARS vested on July 14, 1997, except for those held by Messrs. Dannemiller and Robinson; the vesting of their PARS has been deferred to maintain the deductibility of the resulting compensation under Section 162(m) of the Internal Revenue Code.

(3) Amounts reported in this column for fiscal 1997 include the following:

    (a) The contributions made by Applied and credited to the individual accounts of the named executive officers under Applied's Retirement Savings Plan, as follows: Mr. Dannemiller, $7,167; Mr. Robinson, $7,333; Mr. Whitten, $9,191; Mr. Stinson, $9,475; and Mr. Martins, $8,570. These totals are estimated and subject to year-end adjustment.

    (b) Pursuant to the Deferred Compensation Plan, the accounts of certain participants were credited with additional Applied Common Stock equal to 10% of the amount of earnings deferred into Applied Common Stock. The values of the additional shares credited to the accounts of the named executive officers are as follows: Mr. Dannemiller, $14,891; Mr. Robinson, $11,926; Mr. Whitten, $5,779; Mr. Stinson, $5,654; and Mr. Martins, $0.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning stock option exercises by the Chief Executive Officer and Applied's four other most highly compensated executive officers in the fiscal year ended June 30, 1997, and the values of in-the-money options held by those individuals on June 30, 1997.

                                                       NUMBER OF SECURITIES
                        NUMBER OF                                                      VALUE OF UNEXERCISED IN-
                        SECURITIES                    UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT FISCAL
                        UNDERLYING                 OPTIONS AT FISCAL YEAR END(1)               YEAR END
                         OPTIONS       VALUE       -----------------------------     -----------------------------
         NAME           EXERCISED     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------- ---------     --------     -----------     -------------     -----------     -------------
John C. Dannemiller....        0      $     0         82,050               0         $1,979,576         $     0
John C. Robinson.......        0            0         41,589               0            976,392               0
John R. Whitten........        0            0         23,276               0            568,723               0
Robert C. Stinson......        0            0         23,576               0            575,411               0
Francis A. Martins.....        0            0              0               0                  0               0

---------------

(1) The number of stock option shares shown does not give effect to the three-for-two stock split paid on September 15, 1997.

                         ESTIMATED RETIREMENT BENEFITS
            UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN(1)

     The following table shows estimated annual benefits payable at retirement to certain selected executive officers under Applied's Supplemental Executive Retirement Benefits Plan.

                                 YEARS OF SERVICE(2)
                    ----------------------------------------------
REMUNERATION(3)        5           10           15           20
---------------     -------     --------     --------     --------
   $ 150,000         16,875       33,750       50,625       67,500
     200,000         22,500       45,000       67,500       90,000
     250,000         28,125       56,250       84,375      112,500
     300,000         33,750       67,500      101,250      135,000
     350,000         39,375       78,750      118,125      157,500
     400,000         45,000       90,000      135,000      180,000
     450,000         50,625      101,250      151,875      202,500
     500,000         56,250      112,500      168,750      225,000
     600,000         67,500      135,000      202,500      270,000
     700,000         78,750      157,500      236,250      315,000
     800,000         90,000      180,000      270,000      360,000
     900,000        101,250      202,500      303,750      405,000
   1,000,000        112,500      225,000      337,500      450,000
   1,100,000        123,750      247,500      371,250      495,000

---------------

(1) Amounts shown in the table are computed on the basis of a straight life annuity and are not subject to deduction for Social Security or other offset amounts.

(2) Mr. Robinson has in excess of 20 years of service with Applied and is, therefore, entitled to a full retirement benefit under the plan. Messrs. Dannemiller, Martins and Stinson have in excess of five years of service with Applied and Mr. Whitten has in excess of 15 years of service.

(3) Amounts in this column represent, and benefits are based on, highest average total cash compensation for three consecutive years. The cash compensation for the Chief Executive Officer and the four other most highly compensated executive officers for the past three fiscal years is found in the Summary Compensation Table.

        REPORT OF THE EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW

     The Executive Organization & Compensation Committee (the "Committee") is comprised entirely of independent outside directors. The Committee is responsible for setting Applied's executive officer compensation policies. The purpose of the executive officer compensation program is to attract and retain qualified executives and to provide appropriate incentives, both monetary and stock-based, to achieve Applied's business strategies and ultimately enhance shareholder value over the long term.

     The major components of Applied's executive officer compensation program applicable to the Chief Executive Officer and the other executive officers, including those named in the Summary Compensation Table appearing on page 7 hereof, are:

          (a) Annual base salary; and,

          (b) The 1990 Long-Term Performance Plan.

ELEMENTS OF COMPENSATION PROGRAM

(a) ANNUAL BASE SALARY

     The Committee uses an annual competitive pay analysis compiled by an independent nationally recognized compensation and benefits consulting firm (the "Independent Consultant") which provides data on similar positions. The analysis provides the Committee with the market base salary at the 25th, 50th and 75th percentiles for each executive officer position, together with the market total cash compensation. The competitive pay analysis is based on survey data primarily from the industrial distribution industry and is more industry-specific to Applied than the published industry index shown in the stock performance graph appearing on page 12 hereof. In addition to the competitive pay analysis, the Committee generally considers time and level of experience in the position in setting the annual base salary. Generally, annual base salaries have been set by the Committee below the 50th percentile; however, the Committee would consider setting annual base salaries at higher levels coincident with sustained corporate earnings improvement. The Committee's overall executive compensation philosophy is to place greater weight on the performance-driven portions of the compensation package -- namely the awards under Applied's 1990 Long-Term Performance Plan.

(b) 1990 LONG-TERM PERFORMANCE PLAN

  (1) MANAGEMENT INCENTIVE PLAN

     The annual Management Incentive Plan, adopted under the 1990 Long-Term Performance Plan, is Applied's program for compensating executive officers for the achievement of goals set for a particular fiscal year. Under the Management Incentive Plan, each executive officer, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, presents the Committee with individual goals for the fiscal year. Corporate goals for the fiscal year are also presented to the Committee. The Committee reviews and discusses the goals with the executive officers and then sets the goals for the year. Both the individual and the corporate goals are expressed in terms of threshold, target (midpoint) and maximum levels of required performance.

     In fiscal 1997, Messrs. Dannemiller and Robinson had the corporate goals as their individual goals. The corporate goals for fiscal 1997 included objectives based on Applied's pre-tax return on assets, pre-tax income, and sales, distribution and administrative expenses as a percentage of net sales. These goals were weighted 45%, 45% and 10%, respectively. The other executive officers, including Messrs. Whitten, Stinson and Martins, had individual goals (in addition to the corporate goals) relating specifically to their job responsibilities. These goals may vary in relative weight. The size of the Management Incentive Plan payment for any of the executive officers depends on the amount of performance achieved on both the individual and the corporate goals.

     Assuming that corporate and individual goals are met, the amount of the individual award is based on a formula, the components of which are the assigned market base salary and a responsibility percentage assigned to the executive officer. The responsibility percentages are set by the Committee. For example, the Chief Executive Officer target incentive payment set by the Committee in fiscal 1997 was $338,450, being 70% (the responsibility percentage) multiplied by the assigned market base salary. Responsibility percentages for the other executive officers during fiscal 1997, including those named in the Summary Compensation Table, ranged from 36% to 50%.

     For Mr. Dannemiller, the market total cash compensation at the 50th percentile was $737,400 effective for the twelve-month period commencing November 1, 1996, the date on which executive compensation changes are made each year. Mr. Dannemiller's actual annual base salary for fiscal 1997 was $470,050, his target incentive was $338,450, and total cash compensation assuming target performance under the Management Incentive Plan was $808,500. Because overall performance on the corporate goals was slightly below the target level in fiscal 1997, Mr. Dannemiller received total cash compensation of $767,871 ($470,050 base salary, plus $297,821 under the Management Incentive Plan).

     The Deferred Compensation Plan (described on pages 14 and 15) was adopted in part to encourage increased investment in Applied Common Stock by the executive officers. All but two of the participants in the 1997 Management Incentive Plan elected under the Deferred Compensation Plan to defer a portion of their Management Incentive Plan awards, with deferral percentages ranging from 20% to 85%. All but one of those persons elected to have their deferred awards invested solely in Applied Common Stock, with the remaining participant electing to invest more than one-half of his total award in Common Stock.

  (2) STOCK-BASED AWARDS

     Until fiscal 1993, the only types of awards under the 1990 Long-Term Performance Plan were stock options. In order to align more closely the executive officers with the interests of the shareholders and to compensate the executive officers based on performance measures that directly enhance shareholder value, the Committee chose in October 1992 to make awards of Performance-Accelerated Restricted Stock ("PARS") under the Plan. The awards were intended to replace ongoing stock option grants to executive officers, but would not affect past stock option grants. The PARS were awards of restricted shares of Applied Common Stock, which shares would vest six years from the date of grant; however, the PARS could vest automatically at an earlier date if certain performance hurdles based on stock price and pre-tax return on assets were met. No new stock option or PARS awards could be made to the executive officers until 100% of the PARS had vested, either by meeting the performance hurdles or by passage of the six-year term, and in no event could a new award be made during the two-year period immediately following the date of grant of the previous awards. The initial PARS awards vested in fiscal 1994 as a result of the achievement of stock price performance hurdles.

     In October 1994 new PARS awards were made to the executive officers. At the time the awards were made, the stock price was $21.17 (per share prices have been adjusted for the three-for-two stock split paid in December 1995, but have not been adjusted for the three-for-two split paid in September 1997). Once again, the shares would automatically vest six years from the date of grant, although they could vest at an earlier date if certain performance hurdles were met; provided further, with respect to the awards made to Messrs. Dannemiller and Robinson, such awards would not vest early to the extent vesting would result in the non-deductibility of the resulting compensation under Section 162(m) of the Internal Revenue Code (the "Code"). In April 1996, 50% of the PARS awards vested on reaching a stock price of $30.67 per share for ten consecutive trading days. The remaining PARS awards vested in July 1997 on reaching a stock price of $36.00 per share for ten consecutive days.

     Following the vesting of the fiscal 1995 awards, new PARS awards were made in August 1997. Fifty percent of the PARS vest on reaching either a pre-tax return on assets ("ROA") of 13.5%, or a stock price of $50.00 per share for twenty consecutive trading days. The remaining fifty percent vest on reaching either a ROA of 17.5%, or a stock price of $56.00 per share for twenty consecutive trading days. According to the Independent Consultant's survey of other companies, if the PARS vest within the first two years, the resulting total compensation would equal approximately the 75th percentile of competitive compensation. If, however, the performance hurdles are not achieved and the PARS instead vest after the full six years, the resulting total compensation would be considerably below the 50th percentile.

     The total amount of all stock-based awards is limited by the annual limitation set forth in the 1990 Long-Term Performance Plan of 2% of shares outstanding on the first day of the fiscal year in which the awards are made.

(c) BENEFITS

     Benefits provided to the executive officers are those generally provided to Applied's other associates with variations consistent with executive benefits in the competitive marketplace.

FEDERAL INCOME TAX DEDUCTIBILITY

     Section 162(m) of the Code limits the amount of compensation a publicly-held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the Chief Executive Officer and the four other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based.

     The Committee has taken steps to qualify the awards made to the executive officers under the Management Incentive Plan as performance-based under Internal Revenue Service regulations. Shareholder approval of the proposed amendment to the 1990 Long-Term Performance Plan (described on pages 18 and 19) will also be necessary to qualify the awards as performance-based. In the future, the Committee will continue to seek ways to preserve the full deductibility of compensation paid to Applied's executive officers without compromising the Committee's flexibility in designing an effective and competitive compensation program.

                                            EXECUTIVE ORGANIZATION &
                                            COMPENSATION COMMITTEE
                                            William E. Butler
                                            William G. Bares
                                            Russel B. Every
                                            L. Thomas Hiltz

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
OF APPLIED INDUSTRIAL TECHNOLOGIES, INC., S&P 500 INDEX AND PEER INDUSTRY GROUP

     The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1992 in each of Applied Common Stock, the Standard and Poor's 500 Index and the Value Line Machinery Industry Index, assuming dividend reinvestment.

      MEASUREMENT PERIOD                                           MACHINERY
    (FISCAL YEAR COVERED)           APPLIED         S&P 500        INDUSTRY
1992                                    100.00          100.00          100.00
1993                                    125.81          113.94          121.38
1994                                    190.02          115.77          136.72
1995                                    187.57          146.01          158.45
1996                                    253.28          184.14          175.16
1997                                    344.64          248.14          235.99

Source: Value Line, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     J. Michael Moore, a nominee for election as a director, was Chairman and Chief Executive Officer of INVETECH Company ("Invetech"), which was acquired by Applied in July 1997. In connection with the acquisition, Applied entered into a Consulting, Noncompetition and Confidentiality Agreement dated July 31, 1997, with Mr. Moore and Oak Grove Consulting Group, Inc. ("Oak Grove"), which Mr. Moore owns and of which he is president.

     Under this agreement, (i) Oak Grove will perform certain business consulting services for Applied for a period of five years in exchange for an annual fee of $70,000; (ii) Mr. Moore agreed not to compete with Applied until the later of (x) July 31, 2002 and (y) the end of the one year period following the date of termination of all of Mr. Moore's relationships with Applied (other than as a shareholder) in exchange for $2,550,000 payable in five equal annual installments of $510,000 beginning on July 31, 1997; (iii) Mr. Moore and Oak Grove agreed to maintain the confidentiality of all non-public information pertaining to Applied during the five year period following the date of termination of any of Mr. Moore's and Oak Grove's relationships with Applied (other than as a shareholder); (iv) Mr. Moore and Applied agreed to amend the Salary Continuation Agreement between Mr. Moore and Invetech as described below; and (v) Applied agreed to pay to Oak Grove, during the term of Mr. Moore's and his spouse's lives, $700 per month for the cost of health insurance to be obtained and maintained by Oak Grove for Mr. Moore, his spouse and his eligible children.

     Mr. Moore had been party to a Salary Continuation Agreement with Invetech dated as of March 28, 1991. Under this agreement, Mr. Moore (presently 54 years of age) was to be paid $200,000 per year, in equal monthly installments, for a period of 15 years following his 65th birthday. If, however, Mr. Moore suffered a permanent disability or died before age 65, then payments would be made to Mr. Moore (or his designated beneficiary in the event of death) beginning at that earlier date. As a result of Applied's acquisition of Invetech, Mr. Moore became vested in his rights, and Applied assumed Invetech's obligations, under the agreement. As noted above, Applied also agreed to amend the Salary Continuation Agreement to (i) provide that the benefits would be payable to Mr. Moore beginning at age 60, and (ii) increase the aggregate benefits payable thereunder by $500,000.

     Under the Plan and Agreement of Merger dated April 29, 1997, whereby Applied acquired Invetech, Applied agreed, at the request of any Invetech shareholder who was the insured under a life insurance policy acquired by Applied in the transaction, to sell and transfer that policy to the shareholder at a cash price equal to the value of the policy as reflected on Invetech's June 30, 1997 balance sheet. A policy with a cash value of $461,938 was sold to Mr. Moore in September 1997.

                           COMPENSATION OF DIRECTORS

     Corporate officers do not receive any additional compensation for service as a director. Non-employee directors receive a quarterly retainer of $4,500, a fee of $1,500 for the first directors' meeting or committee meeting attended on a given day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. The directors may be similarly compensated if they attend other meetings or conferences at the request of the Chairman or President. In addition, the directors receive $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes in duration, and directors who serve as chairmen of committees receive an additional quarterly retainer of $400. All non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-employee Directors described below. Participants in the plan may elect to receive their director compensation in the form of Applied Common Stock, in which case they receive an additional amount equal to 25% of the compensation so deferred. The amount of compensation received by non-employee directors is reviewed from time to time by Applied's management. If management believes that a change in the amount of non-employee director compensation is required to make the level of such compensation competitive relative to the size and nature of Applied's business, management recommends the change to the Board of Directors and approval of any such change requires the affirmative vote of a majority of the directors then serving in office. The directors participate in Applied's travel accident plan and may also elect to participate in Applied's contributory health insurance plan.

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The purposes of Applied's Deferred Compensation Plan for Non-employee Directors (the "Plan") are to allow non-employee directors to defer the receipt of compensation payable for services as a director and to promote loyalty to Applied through increased investment in Applied Common Stock.

     Pursuant to the Plan, a non-employee director may elect, prior to any calendar quarter, to defer payment of his or her compensation for future services as a director. Once an election is made, it is irrevocable with respect to compensation earned. Directors may change their election to receive or defer receipt of compensation for future services commencing with the calendar quarter following the election. Amendments that serve only to change a director's beneficiary are permitted at any time and as often as necessary.

     As directors' compensation would otherwise become due and payable, Applied transfers an amount equal to the compensation deferred pursuant to the Plan to a trust maintained by Key Trust Company of Ohio, N.A., as Trustee. Deferred fees are invested by the Trustee, at a director's option, in a money market fund and/or Applied Common Stock. If a director elects to have his compensation invested in Common Stock, then Applied contributes to the trust an additional amount equal to 25% of the amount so deferred.

     The Plan is administered by a committee consisting of not less than three members, not necessarily members of the Board of Directors, which is authorized to interpret and administer the Plan, but has no discretion with respect to Plan contributions, investment direction or distributions.

     Distribution of a director's account commences as designated by the director in his or her election on a date that is not more than thirty days after (i) the director's termination as a director due to resignation, retirement, death or otherwise, or (ii) the director's attainment of the age (not younger than age 55) specified in his or her deferral election form; or upon a change of control (as defined in the Plan) of Applied.

     Applied presently has eight non-employee directors. Of those individuals, Messrs. Bares, Every, Gifford, Hiltz and Kahl and Drs. Blackwell and Thornton presently defer all of their retainer and meeting fees and invest those fees in Applied Common Stock.

                           DEFERRED COMPENSATION PLAN

     The Applied Industrial Technologies Deferred Compensation Plan (the "Plan") permits participants in an annual Management Incentive Plan to defer a portion or all of the awards payable under the Management Incentive Plan. The Plan's purpose is to promote increased efforts on behalf of Applied through increased investment in Applied Common Stock.

     The Plan gives each participant in a Management Incentive Plan the opportunity to elect to defer payment of his or her cash award from the Management Incentive Plan. Any participant who elects to make such a deferral may have such amounts invested in Applied Common Stock and/or in a money market fund. In the event a participant elects to have an amount equal to at least 50% of a Management Incentive Plan award invested in Applied Common Stock, an additional ten percent of that amount will be credited to that participant under the Plan. These deferral and investment opportunities and the incentive for investment in Applied Common Stock are similar to the opportunities and incentives available to non-employee directors under the Deferred Compensation Plan for Non-employee Directors and are part of an overall effort to align management with the interests of Applied's shareholders.

     The Plan is administered by the Executive Organization & Compensation Committee of the Board of Directors, which is authorized to interpret and administer the Plan, but has no discretion with respect to participant-elected deferrals or investments under the Plan.

     Distribution of a participant's deferrals under the Plan will be made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant's deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted while employed only due to a severe financial and unexpected hardship.

     All but two of the executive officers elected to participate in the Plan in 1997.

                          SEVERANCE PAYMENT AGREEMENTS
                    AND OTHER CHANGE IN CONTROL ARRANGEMENTS

     Applied has severance payment agreements (the "Agreements") with each of its executive officers. The Agreements obligate Applied to provide certain severance benefits, described below, to any of those officers whose employment is terminated for any reason other than death if such termination of employment occurs within two years (three years for Messrs. Dannemiller and Robinson) after a change in control, as defined in the Agreements. The principal benefits to be provided to the named officers under the Agreements are (a) a lump sum severance payment equal to three times annual base salary (at the highest rate in effect since the change in control) for Messrs. Dannemiller and Robinson, and two times for the other executive officers, reduced proportionately if the officer would reach age 65 within the respective three and two year periods after the termination; (b) a cash payment, in lieu of exercising any stock options held by the officer on the date of termination, equal to the difference between the exercise price thereunder, and the higher of (i) the mean of the high and low trading prices on the New York Stock Exchange on the date of termination, and
(ii) the highest price paid for Applied Common Stock in connection with the change in control; and (c) continued participation in Applied's employee benefit plans, programs and arrangements, or equivalent benefits for two years (three years for Messrs. Dannemiller and Robinson) after the termination at the levels in effect immediately prior to termination. Under the terms of the Agreements, escrow funds have been established with Key Trust Company of Ohio, N.A., to secure payment of the benefits. Applied has deposited in the escrow funds a percentage of the amounts that would be payable to each of the officers under the Agreements. Additional deposits may be made in future years. No officer has any right to make a claim on the escrow funds unless Applied is in default of its obligations under the Agreements. All earnings on the escrow funds are payable to Applied. The Agreements also provide that in the event any covered executive is required to pay the excise tax imposed by Section 4999 of the Internal Revenue Code, Applied shall make an additional payment to such executive in an amount sufficient (after payment of any taxes on the additional payment) to pay the excise tax.

     The Agreements are intended to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of Applied. The Agreements may make it more expensive to accomplish a change in control and could under certain circumstances adversely affect the ability of shareholders to benefit from a change in control. The Board of Directors approved the Agreements, however, because it believes that the continued attention and dedication of the officers to their duties under adverse circumstances are ultimately in the best interests of Applied and its shareholders, and can under some circumstances result in a higher price being paid to the shareholders in connection with a change in control.

     In addition to the benefits provided by the Agreements, the 1990 Long-Term Performance Plan provides the following benefits to executive officers in the event of a change in control, except as otherwise provided by the Board: (a) all stock options outstanding will become fully exercisable as of the date of the change in control, whether or not otherwise exercisable; (b) all restrictions and conditions of stock awards will be deemed satisfied as of the date of the change in control; and (c) all cash awards (including payments made under a Management Incentive Plan) will be deemed to have been fully earned as of the date of the change in control.

     Also, pursuant to the Supplemental Executive Retirement Benefits Plan ("SERP"), if a participant is terminated for any reason, other than death, within three years after a change in control or a participant is receiving or is eligible to receive a retirement benefit payable under the SERP at the time of the change in control, then the participant shall receive the actuarial equivalent of the retirement benefit (or remaining portion thereof) in a lump sum. In addition, upon a change in control, active participants will be credited with additional years of service and age (up to a maximum of 10 years) for benefit calculation purposes, equal to one half of the difference between the participant's age at the time of the change in control and age 65.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1997, the Board of Directors had seven meetings, four of which were regularly scheduled quarterly meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he or she served, except for Dr. Jerry Sue Thornton.

     The Board of Directors has established an Audit Committee, an Executive Organization & Compensation Committee and a Director Nominating Committee.

     The Audit Committee recommends the appointment of independent auditors, reviews with the independent auditors the scope of the examination to be made, reviews the scope of non-audit services performed by the independent auditors and considers the effect of such non-audit services upon the independence of the independent auditors, reviews with management and the independent auditors the results of the audit after the audit has been completed, reviews with management the adequacy of Applied's internal accounting controls and reviews with management and the independent auditors the auditors' letter report on internal accounting control and other recommendations. Russel B. Every, Russell R. Gifford, John J. Kahl and Dr. Jerry Sue Thornton serve as members of the committee. The Audit Committee met three times during the fiscal year ended June 30, 1997.

     The Executive Organization & Compensation Committee reviews and makes recommendations to the Board of Directors regarding both compensation of executives and planning for executive organization and succession. The committee also administers the 1990 Long-Term Performance Plan, including the Management Incentive Plan. William E. Butler, William G. Bares, Russel B. Every and L. Thomas Hiltz, all of whom are non-employee directors, serve as members of the committee. The Executive Organization & Compensation Committee met four times during the fiscal year ended June 30, 1997.

     The Director Nominating Committee considers and reviews possible nominees for the Board to fill vacancies which arise from time to time and makes appropriate recommendations to the Board. L. Thomas Hiltz, William G. Bares, William E. Butler, John C. Dannemiller and John J. Kahl serve as members of the committee. There are no procedures established for submissions by shareholders; the committee would, however, consider a qualified nominee submitted by shareholders. The Director Nominating Committee did not meet during the fiscal year ended June 30, 1997.

                  ITEM 2 -- AMENDMENT OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
            TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Article FOURTH of Applied's Amended and Restated Articles of Incorporation currently fixes the authorized number of shares of Applied Common Stock at 30,000,000 and the authorized number of shares of Preferred Stock at 2,500,000. For the reasons discussed below, the Board of Directors has approved and recommends for shareholder approval an amendment to increase the number of authorized shares of Common Stock by 20,000,000 (the "Additional Shares") to 50,000,000. No change is being proposed in the authorized number of shares of Preferred Stock.

     Of the 30,000,000 currently authorized shares of Common Stock, at August
29, 1997 there were                shares issued, of which approximately
               shares were outstanding and                shares were held in
Applied's treasury. This left approximately                authorized but
unissued shares available for future use. An additional                shares
were issued on September 15, 1997 as a result of the three-for-two stock split declared on August 15, 1997.

     The amendment would increase the available number of authorized but
unissued shares to approximately                . While Applied does not have
any commitment or understanding at this time for the issuance of the Additional Shares, the Board believes that it is desirable to have them available for possible stock splits or other stock distributions, acquisitions, financings, employee benefit plans or other purposes not currently foreseeable. The amendment would allow the Board to authorize the issuance of the Additional Shares without further shareholder approval, unless required for a particular transaction by applicable law, regulation or the rules of any stock exchange on which Applied's securities are listed.

     The authorization of the Additional Shares would not, by itself, have any effect on the rights of Applied shareholders. The issuance of the Additional Shares for corporate purposes other than a stock split could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of shareholders at the time of the issuance. In addition, the increase in authorized shares could render more difficult under certain circumstances or discourage an attempt to obtain control of Applied, whether through a tender offer or otherwise, by, for example, allowing the issuance of shares that would dilute the share ownership of a person attempting to obtain control. This proposal is not, however, being made in response to any effort of which Applied is aware to accumulate shares or obtain control of Applied.

     The amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the amendment were approved, Article FOURTH would be amended to read as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, without par value, and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, without par value.

     The Board of Directors recommends that the shareholders vote FOR the amendment.

                   ITEM 3 -- AMENDMENT OF CODE OF REGULATIONS
                   TO DELETE PROVISION FIXING TIME OF DAY FOR
                         ANNUAL MEETING OF SHAREHOLDERS

     Section 2 of Applied's Code of Regulations currently requires that the annual meeting of shareholders be held at 1:30 p.m. on the first Tuesday after the fifteenth day of October in each year, if not a legal holiday, but if a legal holiday, then on the next succeeding business day or such other time and date as may be determined by the Board of Directors. For the reasons discussed below, the Board has approved and recommends for shareholder approval an amendment to delete the provision fixing the time of day at which the meeting must be held.

     Applied desires the flexibility to plan events for shareholders and other guests before and after the time at which the annual meeting is held. Although the Ohio Revised Code, to which Applied is subject, requires that a corporation's articles of incorporation or code of regulations designate the date of the meeting or the manner in which the date is determined, it does not require that those governing documents fix the time for the meeting. Accordingly, the proposed amendment removes an unnecessary restriction on Applied's planning for events surrounding the annual meeting.

     The amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the amendment were approved, the first sentence of Section 2 of the Code of Regulations would be amended to read as follows:

The annual meeting of shareholders of the Corporation shall be held on the first Tuesday after the fifteenth day of October in each year, if not a legal holiday, but if a legal holiday, then on the next succeeding business day or such other time and date as may be determined by the Board of Directors.

     The Board of Directors recommends that the shareholders vote FOR the amendment.

           ITEM 4 -- AMENDMENT OF THE 1990 LONG-TERM PERFORMANCE PLAN
              TO CONTINUE TO QUALIFY CERTAIN AWARDS THEREUNDER AS
             "PERFORMANCE-BASED" COMPENSATION UNDER SECTION 162(M)
                          OF THE INTERNAL REVENUE CODE

BACKGROUND

     Section 162(m) of the Code prohibits a publicly held corporation, such as Applied, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the end of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based" compensation under Section 162(m) of the Code.

     The final regulations promulgated by the Internal Revenue Service under
Section 162(m) (the "Final Regulations") set forth a number of requirements which must be satisfied in order for compensation paid under the 1990 Long-Term Performance Plan to qualify as "performance-based" for purposes of Section 162(m). Applied is seeking shareholder approval of the amendment in order to qualify certain compensation awarded under the 1990 Long-Term Performance Plan as "performance-based" for purposes of Section 162(m).

SUMMARY OF MATERIAL TERMS OF THE AMENDMENT

     On August 7, 1997, the Executive Organization & Compensation Committee (the "Committee") of the Board of Directors approved an amendment to the 1990 Long-Term Performance Plan (the "Plan"), the material terms of which were previously approved by shareholders. The amendment provides (i) that the plan be renamed "APPLIED INDUSTRIAL TECHNOLOGIES, INC. 1997 LONG-TERM PERFORMANCE PLAN" and restated in full, as amended; (ii) that the maximum number of shares of Applied Common Stock with respect to which options, stock appreciation rights or stock awards could be granted to any individual could not exceed 300,000 shares in any calendar year; (iii) that the maximum amount of any cash awards that could be granted to any individual could not exceed $2,000,000 in any calendar year; (iv) that the business criteria upon which performance goals shall be established by the Committee at the time an award is granted shall include one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on capital, return on equity, return on assets, total shareholder return, results of customer satisfaction surveys, aggregate product price and other price measures, operating and maintenance cost management, or changes in one or more of the preceding; provided however, that all performance goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of section 162(m)(4) of the Code and that performance goals may also be based on the attainment of levels of performance of Applied and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses; (v) for an expanded definition of "Change in Control"; and (vi) for certain technical amendments not required in order for the Plan to satisfy the requirements under the Final Regulations.

     Persons eligible to participate in and receive awards under the Plan include employees of Applied and its direct or indirect subsidiaries who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to the continued growth and success of the Applied. The selection of participants shall be within the sole discretion of the Committee.

     A complete copy of the Plan, as amended and restated, marked to show changes from the plan as previously approved by shareholders, appears as Appendix A to this Proxy Statement.

     The affirmative vote of the holders of a majority of the shares of Applied Common Stock present and entitled to vote at the meeting is required to approve the amendment.

     The Board of Directors recommends that the shareholders vote FOR the amendment.

                       ITEM 5 -- RATIFICATION OF AUDITORS

     The firm of Deloitte & Touche LLP, certified public accountants, has been Applied's independent auditor since 1966 and has been appointed by management, subject to ratification by the shareholders, to serve Applied as independent auditor for the fiscal year ending June 30, 1998. Applied has been advised by Deloitte & Touche LLP that no partner of the firm has had any direct financial interest or any material indirect financial interest in Applied or its subsidiaries or any connection during the past three years with Applied or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Unless otherwise indicated, the accompanying proxy will be voted in favor of the ratification of the appointment of Deloitte & Touche LLP. The affirmative vote of a majority of the shares represented at the meeting is sufficient to constitute ratification. In the event that Deloitte & Touche LLP should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for such other independent auditors as they may deem appropriate.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting. He will be given the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Applied's executive officers and directors, and persons who beneficially own more than ten percent of Applied Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to Applied and written representations from Applied's executive officers and directors, Applied believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that an acquisition of 150 shares of Applied Common Stock by Dr. Blackwell's wife was inadvertently omitted from his Form 5 filed in August 1997. When the error was discovered, an amended Form 5 was filed.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals by shareholders for inclusion in the 1998 Annual Meeting Proxy Statement must be received by Applied's Secretary at its executive offices, One
Applied Plaza, Cleveland, Ohio 44115, no later than May   , 1998. All such
proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in Items 1, 2, 3, 4 and 5 of the attached Notice of Annual Meeting of Shareholders, but should any other matters requiring a vote of shareholders arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote according to their best judgment in the interests of Applied.

By order of the Board of Directors.

                                            ROBERT C. STINSON
                                            Secretary

Dated: September   , 1997

                                                                      APPENDIX A

                               [BEARINGS, INC.]
                    APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                    [1990] 1997 LONG-TERM PERFORMANCE PLAN

1.  OBJECTIVES

     The [Bearings, Inc. 1990] Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan (the "Plan") is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company's ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance related incentives and (c) enabling key management employees and outside directors to participate in the long-term growth and financial success of the Company. These objectives will be promoted by awarding to such persons performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other performance or stock-based awards.

2.  DEFINITIONS

     (a) "Award" -- The grant of stock or any form of stock option, stock appreciation right, performance share, restricted stock, other stock-based award or cash whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     (b) "Award Agreement" -- An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

     (c) "Board" -- The Board of Directors of the Company.

     (d) "Common Shares" or "shares" -- Authorized and issued or unissued shares of common stock without par value of the Company.

     (e) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" -- The Executive Organization and Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3"). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board.

     (g) "Company" -- [Bearings] Applied Industrial Technologies, Inc., an Ohio corporation, and its direct and indirect subsidiaries.

     (h) "Fair Market Value" -- The average of the high and low prices of Common Shares as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the average of the high and low prices of Common Shares as reported on said composite tape for the preceding day on which sales of Common Shares were made on said Exchange.

     (i) "Participant" -- Any employee of the Company, or other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award has been made under the Plan.

     (j) "Section 162(m) Employee" -- Any employee with respect to which compensation paid is subject to the restrictions imposed by Section 162(m) of the Code, or any similar or successor restrictions.

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

3.  ELIGIBILITY

     Persons eligible to be selected as Participants shall include employees of the Company who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to the continued growth and success of the Company. The selection of Participants shall be within the sole discretion of the Committee. Grants may be made to the same Participant on more than one occasion.

4.  COMMON SHARES AVAILABLE FOR AWARDS

     The aggregate number of Common Shares which may be awarded under the Plan in each fiscal year of the Company, subject to adjustment as provided in Section 15 hereof, shall be two percent (2%) of the total outstanding Common Shares as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Common Shares available for grant hereunder in previous years but not the subject of Awards granted hereunder in such year; and provided further, that no more than two hundred thousand (200,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than three hundred thousand (300,000) Common Shares will be available for the grant of Stock Options, Stock Appreciation Rights, and Stock Awards to any individual Participant in any one calendar year. In addition, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance pursuant to Awards. Any Common Shares subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related stock appreciation right ("SAR") to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock or Performance Shares which are forfeited, shall again be available for Awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5.  ADMINISTRATION

     The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Board shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may in the sole judgment and discretion of the Board, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

6.  DELEGATION OF AUTHORITY

     The Committee may to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

7.  AWARDS

     The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for stock options shall not be less than the Fair Market Value on the date of grant of the new Award. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

     (a) Stock Option -- A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422A of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan.

     (b) Stock Appreciation Right or SAR -- A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be no less than Fair Market Value.

     (c) Stock Award -- An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement[, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such awards may be based on Fair Market Value or other specified valuation].

     (d) Cash Award -- An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement[, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specific indices, attaining growth rates and other comparable measurements of Company performance.]. The maximum amount of any Cash Award payable to any Participant in any one calendar year shall be two million dollars ($2,000,000).

     (e)(1) With respect to grants of Awards to any Section 162(m) Employee, the Stock Awards and Cash Awards made pursuant to paragraphs (c) and (d) shall be based on the satisfaction of performance goals established by the Committee at the time an Award is granted, which goals shall include one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on capital, return

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

on equity, return on assets, total shareholder return, results of customer satisfaction surveys, aggregate product price and other price measures, operating and maintenance cost management, or changes in one or more of the preceding, provided however, that all performance goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of section 162(m)(4) of the Code. Such performance goals may also be based on the attainment of levels of performance of the Company and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses.

     (2) With respect to grants of Awards to any Participant who is not a
Section 162(m) Employee, the Awards may be based on any of the goals described in paragraph (1) and on such other conditions as may be established by the Committee.

8.  PAYMENT OF AWARDS

     Payment of Awards may be made in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred to as "Restricted Stock." Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Shares, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in shares or units of shares. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted stock options having higher exercise prices.

9.  STOCK OPTION EXERCISE

     The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or by any other means which the Committee determines to be consistent with the Plan's objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares or other Awards and may impose such conditions on the use of Common Shares or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10.  TAX WITHHOLDING

     The Corporation shall have the authority to withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any

Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Corporation shares of Common stock held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Corporation to retain Common Shares otherwise issuable to the Participant under the Plan. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.  AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THIS PLAN

     The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.

     The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent and no such amendment shall have the effect, with respect to any Section 162(m) Employee, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant. The Board may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity.

12.  TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

13.  CANCELLATION AND RESCISSION OF AWARDS

     Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

          (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's [postemployment] post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant's assuming the [postemployment] post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or

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

     otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

          (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

          (c) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

14.  NONASSIGNABILITY

     Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

15.  ADJUSTMENTS; WAIVER OF RESTRICTIONS

     (a) In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in stock or units of stock; (ii) the stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

     (b) The Board may, in its sole discretion, based on such factors as the Board or the Award Agreement may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

16.  CHANGE IN CONTROL

     (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be deemed to have been fully earned as of the date of the Change in Control.

     (b) A "Change in Control" of the Company shall have occurred when any [Acquiring Person, alone or together with its Affiliates and Associates, shall become the beneficial owner of twenty percent (20%) or more of the Common Shares then outstanding or the Continuing Directors no longer constitute a majority of the Board.] of [(c) "Acquiring Person" means any person (any individual, firm, corporation or other entity), other than the Company, any Subsidiary or parent of the Company, any employee benefit plan of the Company or of any Subsidiary or parent of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plans.] the following events shall occur:

          [(d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b 2 of the General Rules and Regulations under the Exchange Act.] (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

          [(e) "Continuing Direct" means a member of the Board of Directors of the Company who either was a member of the Board of Directors of the Company on the effective date of this Plan or who subsequently became a director of the Company and whose initial election or initial nomination.]
     (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

          (iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company's [shareholders subsequent to such date was approved by a vote of a majority of the Continuing Directors then on] stockholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

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

     Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the "Board"), a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest (a "Subsidiary"), or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

17.  NOTICE

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of the Chief Financial Officer or the Chief Executive Officer.

18.  UNFUNDED PLAN

     Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights hereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

19.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto, to the extent no otherwise governed by the Code or the securities laws of the Untied States, shall be governed by the law of the State of Ohio and construed accordingly.

20.  RIGHTS OF EMPLOYEES

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Corporation or any subsidiary.

21.  STATUS OF AWARDS

     Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

22.  EFFECTIVE AND TERMINATION DATES

     The Plan shall become effective on the date it is approved by the holders of a majority of the Common Shares then outstanding. The Plan shall continue in effect until terminated by the Board pursuant to Section 11.

PROXY

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. C. Dannemiller, J. R. Whitten and R. C. Stinson and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., an Ohio corporation, on October 21, 1997, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote thereat on the following matters as directed on the reverse side: (The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.)

1.   Election of Directors of Class I
     (for a term of 3 years). The nominees are:
     John C. Dannemiller, J. Michael Moore,
     John C. Robinson and Dr. Jerry Sue Thornton.

2.   Amendment of the Articles of Incorporation                                  (change of address)
     to increase the number of authorized shares
     of Common Stock to 50,000,000.                                  ----------------------------------------------

3.   Amendment of the Code of Regulations to
     delete a provision fixing the time of                           ----------------------------------------------
     day at which the Annual Meeting of
     Shareholders is to be held.
                                                                     ----------------------------------------------
4.   Amendment of the 1990 Long-Term Performance Plan.

5.   Ratification of the appointment of Deloitte                     ----------------------------------------------
     & Touche LLP as independent auditors of the                     (If you have written in the above space, please
     current fiscal year.                                            mark the corresponding oval on the reverse side
                                                                     of this card.)
6.   In their discretion, the Proxies are authorized
     to vote on such other business as may properly
     come before the meeting.


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON                         [SEE REVERSE]
THE REVERSE SIDE OF THIS CARD; IF NO DIRECTION IS MADE, THIS PROXY WILL BE                         [    SIDE   ]
VOTED FOR ITEMS 1, 2, 3, 4 AND 5.


------------------------------------------------------------------------------------------------------------------


                PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


3617-APPLIED INDUSTRIAL TECHNOLOGIES, INC.-PROXY

                                        For      Withhold                                                    For   Against  Abstain
1. Election of Directors of Class I-    All         All      For All   3. Amendment of Code of Regulations  [   ]    [   ]    [   ]
   (see reverse)                      Nominees   Nominees    Except*      to delete provision regarding
                                       [   ]       [   ]      [   ]       time of day of Annual Meeting.
   ---------------------------------
   *Except nominee(s) written above

                                        For       Against    Abstain
2. Amendment of Articles of            [   ]       [   ]      [   ]    4. Amendment of 1990 Long-Term
   Incorporation to increase number of                                    Performance Plan.                 [   ]    [   ]    [   ]
   authorized shares of Common Stock.

                                                                       5. Ratification of appointment of    [   ]    [   ]    [   ]
                                                                          independent auditors.


                                                                                       Change of Address    [   ]


                                                                                        Dated:                             , 1997
                                                                                              -----------------------------

                                                                                        Signature(s)
                                                                                                    -----------------------------

                                                                                        -----------------------------------------
                                                                                        NOTE: Please sign exactly as your name
                                                                                              appears on this card.


-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

                                                      YOUR VOTE IS IMPORTANT!

                                          PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE


3617--Applied Industrial Technologies, Inc. (Common Page)


                        CONFIDENTIAL VOTING INSTRUCTIONS

        TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR APPLIED INDUSTRIAL TECHNOLOGIES, INC. SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                                  (THE "PLAN")

I, the undersigned, as a Participant in the Plan hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 21, 1997.

(The Board of Directors recommends a vote FOR
Items 1, 2, 3, 4 and 5.)

 1. Election of Directors of Class I (for a
    term of 3 years). The nominees are:
    John C. Dannemiller, J. Michael Moore,
    John C. Robinson and Dr. Jerry Sue Thornton.        (change of address)

2.  Amendment of the Articles of Incorporation      ____________________________
    to increase the number of authorized shares
    of Common Stock to 50,000,000.                  ____________________________

                                                    ____________________________
3.  Amendment of the Code of Regulations to
    delete a provision fixing the time of day       ____________________________
    at which the Annual Meeting of Shareholders     (If you have written in the
    is to be held.                                  above space, please mark the
                                                    corresponding oval on the
4.  Amendment of the 1990 Long-Term                 reverse side of this card.)
    Performance Plan.

5.  Ratification of the appointment of Deloitte &                [ SEE REVERSE ]
    Touche LLP as independent auditors for the                   [     SIDE    ]
    current fiscal year.

6. In its discretion, the Trustee is authorized to vote on such other business as may properly come before this meeting.

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE ON THIS CARD; IF NO DIRECTION IS MADE, THIS CARD WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

--------------------------------------------------------------------------------

                PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE



                 3618--APPLIED INDUSTRIAL TECHNOLOGIES, INC.--
                     SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

                                        For      Withhold                                                    For   Against  Abstain
1. Election of Directors of Class I-    All         All      For All   3. Amendment of Code of Regulations  [   ]    [   ]    [   ]
   (see reverse)                      Nominees   Nominees    Except*      to delete provision regarding
                                       [   ]       [   ]      [   ]       time of day of Annual Meeting.
   ---------------------------------
   *Except nominee(s) written above

                                        For       Against    Abstain
2. Amendment of Articles of            [   ]       [   ]      [   ]    4. Amendment of 1990 Long-Term
   Incorporation to increase number of                                    Performance Plan.                 [   ]    [   ]    [   ]
   authorized shares of Common Stock.

                                                                       5. Ratification of appointment of    [   ]    [   ]    [   ]
                                                                          independent auditors.


                                                                                       Change of Address    [   ]


                                                                                        Dated:                             , 1997
                                                                                              -----------------------------

                                                                                        Signature(s)
                                                                                                    -----------------------------

                                                                                        -----------------------------------------
                                                                                        NOTE: Please sign exactly as your name
                                                                                              appears on this card.


-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

                                                      YOUR VOTE IS IMPORTANT!

                                          PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE


3617--Applied Industrial Technologies, Inc. (Common Page)


                        CONFIDENTIAL VOTING INSTRUCTIONS

        TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR APPLIED INDUSTRIAL TECHNOLOGIES, INC. RETIREMENT SAVINGS PLAN (THE "PLAN")

I, the undersigned, as a Participant in the Plan hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account and any shares not otherwise directed under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 21, 1997.

(The Board of Directors recommends a vote FOR
Items 1, 2, 3, 4 and 5.)

 1. Election of Directors of Class I (for a
    term of 3 years). The nominees are:
    John C. Dannemiller, J. Michael Moore,
    John C. Robinson and Dr. Jerry Sue Thornton.        (change of address)

2.  Amendment of the Articles of Incorporation      ____________________________
    to increase the number of authorized shares
    of Common Stock to 50,000,000.                  ____________________________

                                                    ____________________________
3.  Amendment of the Code of Regulations to
    delete a provision fixing the time of day       ____________________________
    at which the Annual Meeting of Shareholders     (If you have written in the
    is to be held.                                  above space, please mark the
                                                    corresponding oval on the
4.  Amendment of the 1990 Long-Term                 reverse side of this card.)
    Performance Plan.

5.  Ratification of the appointment of Deloitte &                [ SEE REVERSE ]
    Touche LLP as independent auditors for the                   [     SIDE    ]
    current fiscal year.

6. In its discretion, the Trustee is authorized to vote on such other business as may properly come before this meeting.

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE ON THIS CARD; IF NO DIRECTION IS MADE, THIS CARD WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

--------------------------------------------------------------------------------

                PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE




      3619--APPLIED INDUSTRIAL TECHNOLOGIES, INC.--RETIREMENT SAVINGS PLAN

                                        For      Withhold                                                    For   Against  Abstain
1. Election of Directors of Class I-    All         All      For All   3. Amendment of Code of Regulations  [   ]    [   ]    [   ]
   (see reverse)                      Nominees   Nominees    Except*      to delete provision regarding
                                       [   ]       [   ]      [   ]       time of day of Annual Meeting.
   ---------------------------------
   *Except nominee(s) written above

                                        For       Against    Abstain
2. Amendment of Articles of            [   ]       [   ]      [   ]    4. Amendment of 1990 Long-Term
   Incorporation to increase number of                                    Performance Plan.                 [   ]    [   ]    [   ]
   authorized shares of Common Stock.

                                                                       5. Ratification of appointment of    [   ]    [   ]    [   ]
                                                                          independent auditors.


                                                                                       Change of Address    [   ]


                                                                                        Dated:                             , 1997
                                                                                              -----------------------------

                                                                                        Signature(s)
                                                                                                    -----------------------------

                                                                                        -----------------------------------------
                                                                                        NOTE: Please sign exactly as your name
                                                                                              appears on this card.


-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

                                                      YOUR VOTE IS IMPORTANT!

                                          PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE


3617--Applied Industrial Technologies, Inc. (Common Page)
